Exhibit 5.1

November 4, 2022

BancFirst Corporation

100 North Broadway

Oklahoma City, Oklahoma 73102

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to BancFirst Corporation, an Oklahoma corporation (“Company”), in connection with the proposed registration by the Company of an aggregate of 130,000 shares (“Shares”) of Common Stock, par value $1.00 per share, of the Company issuable to (a) eligible employees and officers of the Company under the BancFirst Corporation Stock Option Plan, as amended; and (b) non-employee directors under the BancFirst Corporation Directors’ Stock Option Plan, as amended (collectively, “Plans”). The Shares are being registered with the Securities and Exchange Commission (“Commission”) pursuant to a registration statement on Form S-8 (as amended or supplemented, “Registration Statement”), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (“Securities Act”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement, (b) the certificate of incorporation of the Company, as amended, (c) the bylaws of the Company, as amended, (d) the Plans and (e) such other documents as we deemed necessary for the expression of the opinions rendered herein.

For purposes hereof, we have relied, without investigation, upon the accuracy and the completeness of each document submitted to us for review, the authenticity of each document submitted to us as an original and the conformity to the original document of each such document that is submitted to us as a copy. As to any opinions material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements of the officers of the Company without independent review.

A PROFESSIONAL CORPORATION

Based on the foregoing, we are of the opinion that the Shares issuable upon exercise according to the terms of the Plans are validly authorized and, when issued in accordance with the terms of the Plans, and assuming no change in the law or facts as exist as of the date hereof, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under the Securities Act and the General Rules and Regulations of the Commission promulgated thereunder.

Respectfully submitted,

Crowe & Dunlevy, A Professional Corporation

By: /s/Roger A. Stong

Roger A. Stong